UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Hardinge Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HARDINGE INC.
One Hardinge Drive
Elmira, NY 14902-1507

March 31, 2010

Dear Shareholder:

        It is my pleasure to invite you to the 2010 Annual Meeting of Shareholders of Hardinge Inc., which will be held on May 4, 2010. The meeting will be held at 9:00 a.m., Eastern Time, at the corporate headquarters of Hardinge Inc., One Hardinge Drive, Elmira, New York.

        The accompanying Notice of Annual Meeting and Proxy Statement describe the matters to be considered and acted upon by our shareholders at the Annual Meeting. If you plan to attend the Annual Meeting, please provide us with advance confirmation of your attendance as provided in the Proxy Statement to help us ensure that we can properly accommodate all of our shareholders.

        It is important that your shares be represented at the meeting whether or not you plan to attend. Please note that you may vote your shares by telephone, online or by mail. The instructions for voting are contained in the Proxy Statement.

        To our shareholders owning shares held in "street name" through an account at a brokerage firm, bank or similar institution, please note that new stock exchange rules no longer permit the institution to vote on your behalf with respect to uncontested elections of directors if you do not instruct the institution how to vote your shares. Therefore, we urge our street name holders to submit voting instructions to your broker, bank or other nominee.

        Thank you for your ongoing support of Hardinge Inc.

                      Sincerely,

                      RICHARD L. SIMONS
                      President and Chief Executive Officer

Notice of 2010 Annual Meeting of Shareholders of Hardinge Inc.

To Shareholders of Hardinge Inc.:

        You are cordially invited to attend the Annual Meeting of Shareholders of Hardinge Inc. which will be held at the Company's corporate headquarters, One Hardinge Drive, Elmira, New York, on May 4, 2010, at 9:00 a.m. Eastern Time. The principal business of the meeting will be:

  (1)
  To elect three Class I Directors for three year terms;

  (2)
  To ratify the appointment of Ernst & Young LLP as Hardinge's independent auditor for the fiscal year ending December 31, 2010; and

  (3)
  To transact such other business as may properly come before the meeting.

        If you plan to attend the Annual Meeting, please confirm your attendance as provided in the Proxy Statement to help us ensure that we can properly accommodate all of our shareholders.

        Your vote is important to us. Please vote by one of the following methods whether or not you plan to attend the meeting (see instructions in the enclosed proxy statement):

  •
  via the internet,

  •
  by telephone, or

  •
  by returning the enclosed proxy card.

Note to Beneficial Owners.    Effective January 1, 2010, stock exchange rule changes no longer permit a bank, broker or nominee to vote on behalf of beneficial owners with respect to uncontested elections of directors if you do not instruct your bank, broker or nominee on how to vote your shares in the manner set forth on your voter instruction card.

By order of the Board of Directors,

J. Philip Hunter Secretary

Hardinge Inc.
One Hardinge Drive
Elmira, NY 14902-1507

March 31, 2010

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Shareholders to be Held on May 4, 2010

        The Proxy Statement, Notice of 2010 Annual Meeting of Shareholders, Form of Proxy and the Annual Report to Shareholders are available at www.hardinge.com/2010proxy.

HARDINGE INC.

Proxy Statement for the 2010 Annual Meeting of Shareholders

i

HARDINGE INC.

PROXY STATEMENT

 INFORMATION CONCERNING SOLICITATION AND VOTING

        The Board of Directors (the "Board") of Hardinge Inc. ("Hardinge", the "Company", "we", "our" or "us") is soliciting proxies for our Annual Meeting of Shareholders (the "Meeting") to be held on May 4, 2010 at 9:00 a.m. Eastern Time at our corporate headquarters located at One Hardinge Drive, Elmira, New York. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Meeting. Please read it carefully. This proxy statement and the accompanying proxy card are first being mailed to our shareholders on or about March 31, 2010.

Questions and Answers

What am I voting on?

        At the Meeting, you will be voting:

  •
  to elect three Class I directors for three year terms;

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  to ratify the appointment of Ernst & Young LLP as Hardinge's independent auditor for the fiscal year ending December 31, 2010; and

  •
  any other matter as may properly come before the Meeting and any adjournment or postponement of the Meeting.

How do you recommend that I vote on these items?

        The Board recommends that you vote FOR all director nominees and FOR the ratification of the Board's appointment of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2010.

Who is entitled to vote?

        You may vote if you owned our common shares as of the close of business on March 9, 2010, the record date for the Meeting.

How many votes do I have?

        You are entitled to one vote for each common share you owned as of March 9, 2010. As of the close of business on March 9, 2010, we had 11,610,789 common shares outstanding. The shares held in our treasury are not considered outstanding and will not be voted or considered present at the Meeting.

What is the difference between a shareholder of record and a beneficial owner of shares held in street name?

        Shareholder of Record.    If your shares are registered directly in your name with the Company's transfer agent, Computershare Investor Services, LLC ("Computershare"), you are considered the shareholder of record with respect to those shares, and this proxy statement and the accompanying proxy card was sent directly to you by the Company.

        Beneficial Owner of Shares Held in Street Name.    If your shares are held in an account at a brokerage firm, bank, or similar institution, then you are the beneficial owner of shares held in "street name," and this proxy statement and the accompanying proxy card were forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Meeting. As a beneficial owner, you have the right to instruct the institution on how to vote the shares held in your account, and will receive a vote instruction form.

As a shareholder of record, how do I vote by proxy before the Meeting?

        Before the Meeting, shareholders of record may vote shares in one of the following three ways:

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  by internet at www.investorvote.com/HDNG;

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  by telephone (within the United States and Canada) at 1-800-652-VOTE (8683); or

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  by mail by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

        Please see your proxy card for more information on these options.

        If you vote by proxy, your shares will be voted at the Meeting in the manner you indicate. If you sign your proxy card or complete the internet or telephone voting procedures but do not specify how you want your shares to be voted, they will be voted as the Board recommends.

As a beneficial owner of shares held in street name, how do I vote my shares before the Meeting?

        Beneficial owners vote their street name shares by instructing their broker or other nominee how to vote using the voting instruction form provided by the broker or other nominee. Brokers have authority to vote in their discretion on "routine" matters if they do not receive voting instructions from the beneficial owner of the shares. Please note that under recent rule changes effective January 1, 2010, the election of directors is no longer considered a routine matter. Consequently, if you do not give your broker or other nominee specific voting instructions with respect to the election of directors, your street name shares will not be counted in determining the number of shares necessary for approval of a nominee but will instead be treated as a broker non-vote.

Who can attend the Meeting?

        If you were a shareholder of record or beneficial owner of Hardinge's common stock at the close of business on March 9, 2010, you or your authorized proxy may attend the Meeting. To ensure that we can accommodate all shareholders desiring to attend the Meeting, we ask that you confirm your attendance in advance. If your shares are registered in your name on the records of Computershare, or if you are a beneficial owner of shares through The Hardinge Inc. Retirement Plan, you can register your attendance by sending an email request to us at AnnualMeeting@hardinge.com or by writing to us at Hardinge Inc., One Hardinge Drive, Elmira, New York 14902-1507, Attn: Investor Relations. If you are the beneficial owner of shares held by a broker, bank or other nominee, you may register your attendance by writing to us at the above address and including a copy of an account statement or a legal proxy from the institution holding your shares, in either case showing your ownership of shares as of March 9, 2010. All persons seeking admittance to the Meeting will be requested to provide proof of identification. When confirming your attendance, please let us know of any special assistance you may require.

May I vote my shares in person at the Meeting?

        If you are a shareholder of record, you may vote your shares at the Meeting if you attend in person, even if you previously submitted a proxy card or voted by internet or telephone. Whether or not you plan to attend the Meeting, however, we encourage you to vote your shares by proxy before the Meeting.

        If you are a beneficial owner of shares held in street name and want to vote in person at the Meeting, you must obtain from your broker or other nominee a legal proxy issued in your name giving you the right to vote the shares directly at the Meeting. You will not be entitled to vote at the Meeting unless you present such a proxy to the Company at that time.

May I change my mind after I vote?

        If you are a shareholder of record, You may change your vote or revoke your proxy at any time before the polls close at the Meeting. You may change your vote by:

  •
  signing another proxy card with a later date and returning it to our Corporate Secretary at One Hardinge Drive, Elmira, New York 14902-1507, prior to the Meeting;

  •
  voting again by telephone or via the internet prior to the Meeting; or

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  attending the Meeting and voting your shares in person.

        You also may revoke your proxy prior to the Meeting without submitting any new vote by sending a written notice that you are withdrawing your vote to our Corporate Secretary at the address specified above.

        If you are a beneficial owner of shares held in street name, you may submit new voting instructions by contacting your brokerage firm, bank or other nominee. You may also vote in person at the Meeting if you obtain a legal proxy as described above.

How do I vote if I participate in The Hardinge Inc. Retirement Plan?

        If you are a participant in The Hardinge Inc. Retirement Plan, separate participant direction cards will be mailed to you along with this proxy statement. You can instruct the plan's trustees how to vote the shares that are allocated to your account. The trustees must receive your instructions no later than April 28, 2010. If you do not provide instructions to the plan's trustees prior to April 28, 2010, the trustees will vote them in proportion to those shares for which they have received voting instructions.

How many shares must be present to hold the Meeting?

        In order for us to conduct the Meeting, a majority of our outstanding common shares as of March 9, 2010, must be present in person or by proxy at the Meeting. This is called a quorum. Your shares are counted as present at the Meeting if you attend the Meeting and vote in person or if you properly return a proxy by internet, telephone or mail.

How many votes are needed for proposals?

        Nominees for director will be elected by a plurality of votes cast at the Meeting by holders of common stock present in person or by proxy and entitled to vote. Any other matter, including ratification of the appointment of Ernst & Young LLP, requires the affirmative vote of a majority of the votes cast at the meeting, except as otherwise provided in our Certificate of Incorporation or By-Laws.

What is a "broker non-vote"?

        If you own shares through a broker or other nominee in street name, you may instruct your broker or bank how to vote your shares. A "broker non-vote" occurs when you fail to provide your broker or bank with voting instructions and the broker or bank does not have the discretionary authority to vote your shares on a particular proposal. Effective January 1, 2010, rule changes no longer permit a broker, bank or nominee to vote on behalf of beneficial owners with respect to uncontested elections of directors if you do not instruct your broker, bank or nominee on how to vote your shares.

How will broker non-votes and abstentions be treated?

        Broker non-votes and abstentions will be treated as shares present for quorum purposes, but not entitled to vote, so they will have no effect on the outcome of any proposal.

How will voting on "any other business" be conducted?

        We have not received proper notice of, and are not aware of, any business to be transacted at the Meeting other than as indicated in this proxy statement. If any other item or proposal properly comes before the Meeting, the proxies received will be voted on those matters in accordance with the discretion of the proxy holders.

Who pays for the solicitation of proxies?

        Our Board is making this solicitation of proxies on our behalf. We will pay the costs of the solicitation, including the costs for preparing, printing and mailing this proxy statement. We also will reimburse brokers, nominees and fiduciaries for their costs in sending proxies and proxy materials to our shareholders so you can vote your shares. Our directors, officers and employees may contact you by telephone or electronic communication or in person. We will not pay directors, officers or other employees any additional compensation for their proxy solicitation efforts.

How can I find the voting results of the Meeting?

        We will include the voting results in a Current Report on Form 8-K, which we expect to file with the Securities and Exchange Commission (SEC) within four business days after the end of the Meeting.

How do I submit a shareholder proposal for, or nominate a director for election at, next year's Meeting?

        If you wish to submit a proposal to be included in our proxy statement for our 2011 Annual Meeting of Shareholders, we must receive it at our principal office on or before December 1, 2010. Please address your proposal to: Corporate Secretary, Hardinge Inc., One Hardinge Drive, Elmira, New York 14902-1507. We will not be required to include in our proxy statement a shareholder proposal that is received after that date or that otherwise does not meet the requirements for shareholder proposals established by the SEC or set forth in our By-Laws.

PROPOSAL 1—ELECTION OF DIRECTORS

        Our Board is divided into three classes. Nominees Mitchell I. Quain, Kyle H. Seymour and Richard L. Simons are Class I directors, and if elected at the Meeting, will serve a term of three years expiring at the 2013 Annual Meeting, or when their respective successors have been duly elected and qualified.

        The following sets forth with respect to each nominee for director and each director continuing in office such person's length of service as a director, age, principal occupation during the past five years, other positions such person holds with the Company, if any, and other information regarding the experience of the director.

Nominees for Election as Class I Directors:

Name and Age	Biographical Data	Length of Service as Director and Expiration of Term
Mitchell I. Quain (Age 58)

Since 2008 Mr. Quain has been a Managing Director of ACI Capital Corp., a private investment firm. From 2006 to 2008, he was a Senior Director of ACI Capital Corp. From 2002 to 2005, he was Chairman of Register.Com, Inc., an internet services provider, and from 1997 to 2001 he was employed with ABN AMRO and its predecessors in several capacities including Vice Chairman. Mr. Quain has a M.B.A. degree from the Harvard Business School. Mr. Quain is Chairman of the Board of Directors of Magnetek, Inc. a publicly-traded manufacturer of digital power and motion control systems, a director of Titan International, Inc. a publicly-traded supplier of wheel and tire assemblies and a director of HEICO Corporation a publicly-traded manufacturer of jet engine, aircraft component replacement parts and various types of electronic equipment for the aviation, defense, space, medical, telecommunications and electronics industries. He is a member of Hardinge's Compensation and Investment Committees. Mr. Quain's working knowledge of capital markets gained from his experiences as an investment banker, and his service as a director of other publicly-traded manufacturers, offer a valuable perspective to the Board of Directors.

Director since 2004; term expires 2010

Name and Age	Biographical Data	Length of Service as Director and Expiration of Term
Kyle H. Seymour (Age 49)

Since 2002 Mr. Seymour has been Chairman, President and Chief Executive Officer of Xtek, Inc., a privately-held manufacturer of custom machined and heat treated industrial components. From 2000 to 2002, he was a Senior Vice President with UNOVA Corporation, a publicly-traded machine tool manufacturer. Mr. Seymour has a M.B.A. from the Harvard Business School. He is Hardinge's Chairman of the Board of Directors, Lead Independent Director, Chairman of the Nominating and Governance Committee and a member of the Compensation Committee. Mr. Seymour's service as chief executive officer of another manufacturing company, and his prior experience as an executive in the machine tool industry, qualify him to serve on Hardinge's Board of Directors.

Director since 2004; term expires 2010
Richard L. Simons (Age 54)

Mr. Simons has served as Hardinge's President and Chief Executive Officer since May, 2008 and was the Company's Senior Vice President/Chief Operating Officer March to May, 2008. Prior to rejoining Hardinge in March 2008, he was Vice President and Corporate Controller at Carpenter Technology, a publicly-traded specialty steel manufacturer, from July, 2005 to February, 2008. Mr. Simons originally joined Hardinge in 1983, holding the positions of Executive Vice President/Chief Financial Officer of Hardinge Inc. from 2000 to July, 2005; Senior Vice President/Chief Financial Officer in 1999; Vice President of Finance in 1996, and Controller in 1986. Mr. Simons previously served on the Company's Board of Directors from February, 2001 to July, 2005. Mr. Simons has a M.B.A. degree from the Rochester Institute of Technology. Mr. Simons' vast experience in manufacturing, finance, and his long history with Hardinge, strengthen the Board's collective ability to manage the Company's business.

Director since 2008; term expires 2010

THE BOARD RECOMMENDS A VOTE FOR ALL NOMINEES.

Directors Continuing in Service:

Name and Age	Biographical Data	Length of Service as Director and Expiration of Term
Class II Directors:
Daniel J. Burke (Age 69)

Mr. Burke has served since 1988 as President and Chief Executive Officer of Swift Glass Co., Inc., a privately-held fabricator of glass component parts. Mr. Burke has a B.S. degree from Georgetown University. He is Chairman of Hardinge's Compensation Committee and a member of the Nominating and Governance Committee and the Audit Committee. Mr. Burke possesses particular knowledge and experience in manufacturing which bring a valuable perspective to the Board of Directors.

Director since 1998; term expires 2011
J. Philip Hunter (Age 67)

Mr. Hunter retired in 2006 as a partner in Sayles & Evans, a law firm in Elmira, New York, where he was a partner for 38 years. Mr. Hunter has a juris doctorate degree from Cornell University. He is Hardinge's Secretary and a member of the Company's Investment Committee. Mr. Hunter has particular knowledge in legal, regulatory and human resource affairs that strengthen the Board's collective ability to manage the Company.

Director since 1992; term expires 2011

Name and Age	Biographical Data	Length of Service as Director and Expiration of Term
Class III Directors:
Douglas A. Greenlee (Age 62)

Mr. Greenlee is the Supervisor of the Psychological Rehabilitation Program of Way Station, Inc., a not-for-profit behavior health organization in which he has held various other positions since 2003. Mr. Greenlee was employed by the Company as Vice President, Business Development from June, 1992 to April, 1999. He is an attorney, certified public accountant and former owner of Harpers Ferry Wood Products. Mr. Greenlee has a juris doctorate degree from Georgetown University. Mr. Greenlee is Chairman of Hardinge's Investment Committee and a member of the Audit and Nominating and Governance Committees. Mr. Greenlee has particular skills and experiences in accounting, finance and legal affairs that qualify him to serve as a director.

Director since 1979; term expires 2012

Name and Age	Biographical Data	Length of Service as Director and Expiration of Term
John J. Perrotti (Age 49)

Mr. Perrotti is President and Chief Executive Officer of Gleason Corporation, a privately-held manufacturer of gear production equipment headquartered in Rochester, New York. He also serves as a director of Gleason Corporation and has held various other positions with the company including Chief Operating Officer (2005), Executive Vice President and Chief Financial Officer (2002-2004), Treasurer (1997-2004) and Vice President-Finance (1995-2002). Mr. Perrotti has a M.B.A. degree from the University of Rochester. In addition to offering his perspective as chief executive officer of a manufacturing company, Mr. Perrotti is qualified to serve as a director because he is an "audit committee financial expert" as defined by SEC rules and, as such, serves as Chairman of Hardinge's Audit Committee. Mr. Perrotti is also a member of the Investment Committee.

Director since 2003; term expires 2012

CORPORATE GOVERNANCE

        Our business, property and affairs are managed by, or are under the direction of, our Board pursuant to New York Business Corporation Law and our By-Laws. Members of the Board are kept informed of Hardinge's business through discussions with the Chief Executive Officer, the Chief Financial Officer, and other key members of management, by reviewing materials provided to them and by participating in meetings of the Board and its several committees.

Board Meetings

        The Board held nine scheduled meetings during the year ended December 31, 2009. All members of the Board attended at least 75% of the aggregate number of Board meetings and meetings of committees of which they are members held during 2009.

Board Committees

        We have four standing Board committees: Audit, Compensation, Nominating and Governance, and Investment. Each standing committee's written charter, as adopted by the Board, is available on our website at www.hardinge.com under the heading "Investor Relations."

Audit Committee

        The Audit Committee met four times during 2009. The current members of our Audit Committee are Messrs. Perrotti (Chairman), Burke and Greenlee. The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, assists the Board in fulfilling its responsibilities for generally overseeing the Company's financial reporting processes and the audit of the Company's financial statements, including the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the qualifications and independence of the Company's independent auditor, the performance of the independent auditor, and risk assessment and risk management. Among other things, the Audit Committee prepares the Audit Committee Report for inclusion in the annual proxy statement; annually reviews its charter and performance; appoints, evaluates and determines the compensation of our independent auditor; reviews and approves the scope of the annual audit, the audit fee and the financial statements; reviews the Company's disclosure controls and procedures, internal controls, and corporate policies with respect to financial information and earnings guidance; reviews regulatory and accounting initiatives; oversees the Company's compliance programs with respect to legal and regulatory requirements; oversees investigations into complaints concerning financial matters; reviews other risks that may have a significant impact on the Company's financial statements; and reviews SEC filings. The Audit Committee works closely with management as well as the independent auditor. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from the Company for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties. The independent auditor regularly meets privately with the Audit Committee and has unrestricted access to this Committee. The Audit Committee also works closely with the Company's internal auditor, including reviewing and approving the internal auditor's work plan, assessing the internal auditor's work product, and making recommendations for follow-up or additional audit work. The Company's internal auditor meets with the Audit Committee outside the presence of management and has unrestricted access to the Audit Committee.

Compensation Committee

        The Compensation Committee met five times during 2009. The current members of the Compensation Committee are Messrs. Burke (Chairman), Quain and Seymour. The Compensation Committee reviews and recommends to the independent directors salaries and bonuses of all executive officers and also administers the Company's 2002 Incentive Stock Plan and grants stock options and restricted stock awards under that plan. Other specific duties include reviewing and approving objectives relevant to executive officer compensation; evaluating performance and determining the compensation of executive officers in accordance with those objectives; overseeing the Company's equity-based and incentive compensation plans; reviewing total compensation of senior managers of the Company and its subsidiaries; establishing compensation policies and practices for service on the Board and its committees; developing guidelines for and monitoring director and executive stock ownership; reviewing employment agreements for executive officers and making recommendations about such agreements to the independent directors and annually evaluating its performance and its charter.

Nominating and Governance Committee

        The Nominating and Governance Committee met two times during 2009. The current members of the Nominating and Governance Committee are Messrs. Seymour (Chairman), Burke and Greenlee. The Nominating and Governance Committee is expected to identify, evaluate and recommend nominees for the Board of Directors for purposes of each annual meeting of shareholders and evaluate the composition and organization of the Board and its committees. The Nominating and Governance Committee also develops and regularly reviews corporate governance principles and related policies for approval by the Board; oversees the organization of the Board to discharge the Board's duties and responsibilities properly and efficiently; and sees that proper attention is given and effective responses are made to shareholder concerns regarding corporate governance. Other specific duties and responsibilities of the Nominating and Governance Committee include: overseeing succession planning, annually assessing the size and composition of the Board, including developing and reviewing director qualifications for approval by the Board; identifying and recruiting new directors and considering candidates proposed by shareholders; recommending assignments of directors to committees to ensure that committee membership complies with applicable laws and listing standards; conducting a preliminary review of director independence and financial literacy and expertise of Audit Committee members; overseeing director orientation and continuing education; overseeing the self-evaluation of the Board and its committees; and annually evaluating the Chief Executive Officer in conjunction with the Compensation Committee with input from all Board members. The Nominating and Governance Committee also administers the Company's Related Party Transaction Policy.

        It is the policy of the Nominating and Governance Committee to consider both recommendations and nominations for candidates to the Board submitted by our shareholders. Shareholder recommendations for candidates to the Board must be directed in writing to the Chairman of the Board, Hardinge Inc., One Hardinge Drive, Elmira, NY 14902-1507, and must include: the candidate's name, age, business address and residence address, the candidate's principal occupation or employment, the number of shares of the Company which are beneficially owned by the candidate, a description of all arrangements or understandings between the shareholder making such nomination and each candidate and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder, detailed biographical data and qualifications and information regarding any relationships between the candidate and the Company within the last three years, and any other information relating to such nominee that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. A shareholder's recommendation must also set forth: the name and address, as they appear on the Company's books, of the shareholder making such recommendation, the class and number of shares of the Company which are beneficially owned by the shareholder and the date such shares were acquired by the shareholder, any material interest of the shareholder in such nomination, any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, in his capacity as a proponent to a shareholder proposal, and a statement from the recommending shareholder in support of the candidate, references for the candidate, and an indication of the candidate's willingness to serve, if elected.

        Our By-Laws establish an advance notice procedure with regard to certain matters, including shareholder proposals and director nominations, which are properly brought before an annual meeting of shareholders. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the Company's principal executive offices not less than 120 calendar days prior to the date proxy statements were mailed to shareholders in connection with the previous year's annual meeting of shareholders. In the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement, notice by the shareholder, to be timely, must be so received a reasonable time before the solicitation is made.

        Except as may be required by rules promulgated by NASDAQ, the SEC, or other applicable law, there are currently no specific, minimum qualifications that must be met by each candidate for the Board, nor are there specific qualities or skills that are necessary for one or more of the members of the Board to possess.

        In identifying and evaluating the individuals that it recommends that the Board select as director nominees, the Nominating and Governance Committee utilizes the following process:

  •
  The Committee reviews the qualifications of any candidates who have been properly recommended or nominated by the shareholders, as well as those candidates who have been identified by management, individual members of the Board or, if the Committee determines, a search firm. During 2009, no third party fee was paid to assist in identifying or evaluating nominees.

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  The Committee evaluates the performance and qualifications of individual members of the Board eligible for re-election at the annual meeting of shareholders.

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  The Committee considers the suitability of each candidate, including the current members of the Board, in light of the current size and composition of the Board. In evaluating the suitability of the candidates, the Committee considers many factors, including, among other things, issues of character, judgment, independence, age, expertise, breadth of experience, length of service and other commitments. The Committee evaluates such factors, among others, and considers each individual candidate in the context of the current perceived needs of the Board as a whole.

  •
  After such review and consideration, the Committee recommends that the Board select the slate of director nominees.

        The Committee has not adopted a specific diversity policy with respect to the filling of vacancies on the Board of Directors. The Committee recognizes the importance of including candidates who will provide a diversity of perspectives.

Investment Committee

        The Investment Committee met five times during 2009. The current members of the Investment Committee are Messrs. Greenlee (Chairman), Hunter, Perrotti and Quain. The Investment Committee performs several responsibilities with respect to the Company's U.S. pension and retirement plans including: review of investment objectives and policies; review of the selection and retention of trustees, custodians, investment managers and other service providers; and review of allocation among asset classes and investment performance compared to appropriate benchmarks.

Director Independence

        The Board makes an annual determination regarding the independence of each of our directors. The Board has determined that, as of January 1, 2010, Messrs. Burke, Greenlee, Hunter, Perrotti, Quain and Seymour are "independent" within the meaning of the rules of NASDAQ and all other applicable laws and regulations.

        The Board determined that Mr. Simons is not independent because he is an executive officer of Hardinge.

        Each member of the Board's Audit, Compensation, and Nominating and Governance Committees is independent within the meaning of the rules of NASDAQ and all other applicable laws and regulations.

Board Leadership

        In accordance with the Company's Corporate Governance Guidelines, the Board of Directors may designate a non-employee director to serve in a lead capacity to coordinate the activities of the other non-employee directors and to perform such other duties and responsibilities as the Board of Directors may determine. The guidelines further provide that if Hardinge's Chairman of the Board is not also an executive officer of the Company, then the Chairman will perform the duties of the Lead Independent Director. Under these guidelines, in May 2008, the Company separated the role of Chairman of the Board of Directors from that of Chief Executive Officer. Since then, Mr. Seymour, an independent director, has served as Chairman of Hardinge's Board of Directors and Lead Independent Director. The Board of Directors believes that the separation of the roles of Chairman and Chief Executive Officer is an appropriate structure for the Company because it increases the involvement and voice of the independent directors, facilitates communication and constructive debate within the Board and between management and the Board, and enhances the accountability of senior management to the independent directors.

        The responsibilities of the Lead Independent Director, when performed by the Chairman, include the following:

  •
  Establishing an appropriate schedule of Board meetings and approving the information, agenda and meeting schedules.

  •
  Ensuring the quality, quantity and timeliness of the information submitted by the Company's management that is necessary or appropriate for the non-employee directors to effectively perform their duties.

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  Developing agendas for and presiding over executive sessions of the Board's non-employee directors.

  •
  Serving as principal liaison between the non-employee directors and management.

 Executive Sessions of Non-Employee Directors

        Non-employee Board members periodically meet without management present from time to time as determined by the Lead Independent Director either at the time of regularly scheduled Board Meetings, for which meetings the Directors are not compensated, or at other times between such meetings, for which meetings, if present, the Directors are compensated at the then applicable fee for committee meetings. The Chairman, Mr. Seymour, presides over meetings of the non-employee Directors. The non-employee directors met six times during 2009.

The Board's Role in Risk Oversight

        Our Board is actively involved in overseeing our risk management. Operational and strategic presentations by senior management to the Board include consideration of the challenges and risks to our business, and the Board and management actively engage in discussion on these topics. Senior management provides detailed reports on specific risk management issues when requested by the Board or otherwise deemed appropriate by management. Outside counsel and other advisors participate in these reports as appropriate.

        The Audit Committee regularly reviews risk assessment and risk management. It reviews management's assessment of the effectiveness of internal control over financial reporting as of the end of the each fiscal year and the independent auditor's report on management's assessment and determines appropriate actions to address identified weaknesses. The Committee also discusses the Company's policies with respect to risk assessment and risk management and regularly reviews Enterprise Risk Management (ERM) issues associated with the Company. The Company's Internal Auditor works with management to prioritize business risks then meets regularly with the Committee to provide reports.

Communications with Directors

        Shareholders may communicate concerns to any director, committee member or the Board by writing to the following address: Hardinge Inc. Board of Directors, Hardinge Inc., One Hardinge Drive, Elmira, New York 14902-1507, Attention: Corporate Secretary. Please specify to whom your correspondence should be directed. The Corporate Secretary has been instructed by the Board to promptly forward all correspondence (except advertising material) to the relevant director, committee member or the full Board, as indicated in the correspondence.

Audit Committee Financial Expert

        The Board has determined that at least one member of the Audit Committee, John J. Perrotti, is an Audit Committee Financial Expert for purposes of the SEC rules and NASDAQ rules.

Policy Regarding Directors' Attendance at Annual Meetings

        Hardinge Inc. has a policy that every director and nominee for director will attend our Annual Meeting of shareholders unless unavoidable circumstances, business or personal, arise. All of the Board Members attended the 2009 Annual Meeting with the exception of Mitchell I. Quain. Mr. Quain was unable to attend the 2009 Annual Meeting due to illness.

Code of Conduct

        Our Board has adopted the Code of Conduct for Directors and Executive Officers and the Code of Ethics for Senior Financial Officers which supplement the Code of Conduct governing all employees and directors. Copies of these policies are available on our website at www.hardinge.com. We will promptly disclose any amendments to, or waivers from, these policies on our website. During 2009, no amendments to or waivers of the provisions of these policies were made with respect to any of our directors, executive officers or senior financial officers.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT AUDITOR

        The Board is seeking shareholder ratification of the appointment of Ernst & Young LLP as the Company's independent auditor for the year ending December 31, 2010.

        The Audit Committee of the Board has reviewed and evaluated all criteria it considered relevant in assessing the performance of Ernst & Young LLP, such as the quality of its audit work, its knowledge of the industry and the Company's affairs, the availability of its professional advice on a timely basis and the reasonableness of its fees. Based upon such review and evaluation, the engagement of Ernst & Young LLP has been approved by the Audit Committee. If the Company's shareholders do not ratify the appointment of Ernst & Young LLP, the appointment of an independent auditor will be reconsidered by the Audit Committee. Even if the appointment is ratified, the Audit Committee in its discretion may nevertheless appoint another independent auditor at any time during the year if the Audit Committee determines such a change would be in the best interests of our shareholders and the Company.

        It is expected that representatives of Ernst & Young LLP will attend the Meeting and be available to make a statement or respond to appropriate questions.

        THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITOR.

 Independent Auditor Information

        The Company incurred the following fees for services performed by Ernst & Young LLP in 2009 and 2008:

	2009	2008
Audit Fees(1)	$809,040	$929,861
Audit Related Fees(2)	23,027	28,409
Tax Fees(3)	50,484	16,018
All Other Fees(4)	21,664	35,988

Total	$904,215	$1,010,276

(1)
Consists of aggregate fees billed or expected to be billed by Ernst & Young LLP for professional services rendered for the audit of the Company's annual financial statements for each of the years ended December 31, 2009 and 2008, for review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for each of those years, and for services that are normally provided in connection with statutory and regulatory filings. The amount also includes fees billed for the audit of internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)
Consists of aggregate fees billed or expected to be billed by Ernst & Young LLP for assurance and related services reasonably related to the performance of the audit or review of the Company's financial statements for each of the years ended December 31, 2009 and 2008, and not included in the Audit Fees listed above. These services include audits of the Company's foreign employee benefit plans.

(3)
Consists of aggregate fees billed or expected to be billed by Ernst & Young LLP for tax compliance, tax advice and tax planning for each of the fiscal years ended December 31, 2009 and 2008. These services included tax return preparation, and other U.S. and non-U.S. tax advisory and tax compliance services.

(4)
These are fees for other permissible work performed by Ernst & Young LLP that does not meet the above category description. This includes a transfer pricing analysis in 2009 and 2008.

        The Audit Committee has the sole and direct authority to engage, appoint and replace other independent auditors. In addition, every engagement of Ernst & Young LLP to perform audit or non-audit services on behalf of the Company or any of its subsidiaries requires pre-approval from the Audit Committee before Ernst & Young LLP is engaged to provide those services. As a result, for 2009 and 2008, the Audit Committee approved all services performed by Ernst & Young LLP on behalf of the Company and its subsidiaries.

Vote Required

        The affirmative vote of a majority of the votes cast at the Meeting is required for ratification of the appointment of Ernst & Young LLP.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

        The Audit Committee represents and assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the independent auditor's qualifications and independence, the performance of the Company's independent auditors, risk assessment and risk management, and oversight of treasury matters. The Audit Committee manages the Company's relationship with its independent auditor, which reports directly to the Audit Committee. The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from the Company for such advice and assistance.

        The Audit Committee met privately at its regular meetings with the independent auditor, the Company's chief executive officer and chief financial officer and the Company's internal auditor, each of whom has unrestricted access to the Audit Committee. The Audit Committee held four meetings during 2009.

        The Company's management is primarily responsible for the Company's internal control and financial reporting process. The Company's independent auditor, Ernst & Young LLP, is responsible for performing an independent audit of the Company's consolidated financial statements and issuing opinions on the conformity of those audited financial statements with United States generally accepted accounting principles, the effectiveness of the Company's internal control over financial reporting and management's assessment of the internal control over financial reporting. The Audit Committee monitors the Company's financial reporting process and reports to the Board on its findings.

        The Audit Committee hereby reports as follows:

  1.
  The Audit Committee has reviewed and discussed the audited financial statements with the Company's management.

  2.
  The Audit Committee has discussed with the independent auditor the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1. AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

  3.
  The Audit Committee has received the written disclosures and the letter from the independent auditor required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor's communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor's independence.

  4.
  Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the Securities and Exchange Commission.

        The Audit Committee has numerous oversight responsibilities beyond those related to the audited financial statements and the retention and oversight of the Company's independent auditor. The Committee's charter, which is available at the Company's website (www.hardinge.com) under the heading "Investor Relations," describes those other responsibilities.

        Members of the Audit Committee rely, without independent verification, on the information and representations provided to them by management and on the representations made to them by the independent auditor. Accordingly, the oversight provided by the Audit Committee should not be considered as providing an independent basis for determining that management has established and maintained appropriate internal control over financial reporting, that the financial statements have been prepared in accordance with accounting principles generally accepted in the United States, or that the audit of the Company's financial statements by the independent auditor has been carried out in accordance with auditing standards generally accepted in the United States.

Members of the Audit Committee:
John J. Perrotti (Chairman)
Daniel J. Burke
Douglas A. Greenlee

        This report shall not be deemed to be incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed to be filed under such acts.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        Paragraphs (a) and (b) below set forth information about the beneficial ownership of Hardinge's Common Stock. Unless otherwise indicated, the persons named have sole voting and investment power with respect to the shares listed.

        (a) To the knowledge of management, the following owned 5% or more of Hardinge's outstanding shares of Common Stock as of March 9, 2010:

Name and Address of Beneficial Owner	Shares Owned and Nature of Beneficial Ownership		Percent of Class
Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403	1,200,000	(1)	10.3%
Royce & Associates, LLC 745 Fifth Avenue New York, NY 10151	1,128,332	(2)	9.7%
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	901,431	(3)	7.8%
FMR LLC 82 Devonshire Street Boston, MA 02109	606,276	(4)	5.2%

        (b) To the knowledge of management, the number of shares of Hardinge's Common Stock owned by the directors, by certain executive officers, and by all such directors and executive officers as a group, as of March 9, 2010, is as follows:

Name	Shares Owned and Nature of Beneficial Ownership(5)(6)		Percent of Class(7)
Directors
Daniel J. Burke	32,700	(8)	—
Douglas A. Greenlee	25,162		—
J. Philip Hunter	46,693		—
John J. Perrotti	18,607		—
Mitchell I. Quain	25,364		—
Kyle H. Seymour	25,423		—
Executive Officers
(*also serves as director)
Richard L. Simons*	93,930		—
Edward J. Gaio	28,133		—
James P. Langa	21,740		—
Douglas C. Tifft(9)	83,719		—
All directors and executive officers as a Group (ten persons)	401,471		3.46%

(1)
Based on information reported on a Schedule 13G/A filed with the Securities and Exchange Commission on February 2, 2010 by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisory Services, LLC identifying each as a beneficial owner of 1,200,000 shares and identifying Franklin Advisory Services, LLC as having sole voting power and sole dispositive power with respect to such shares.

(2)
Based upon information reported on a Schedule 13G/A filed with the Securities and Exchange Commission on January 25, 2010 by Royce & Associates, LLC, identifying Royce & Associates, LLC as the beneficial owner of, and having sole voting power and sole dispositive power with respect to, 1,128,332 shares.

(3)
Based on information reported on a Schedule 13G/A filed with the Securities and Exchange Commission on February 8, 2010 by Dimensional Fund Advisors LP, identifying Dimensional Fund Advisors LP as the beneficial owner of, and having sole dispositive power over, 901,431 shares and as having sole voting power over 879,923 shares.

(4)
Based on information reported on a Schedule 13G filed with the Securities and Exchange Commission on February 16, 2010 by FMR LLC, identifying each of Edward C. Johnson 3d, FMR LLC, Fidelity Management & Research Company and Fidelity Low-Priced Stock Fund as a beneficial owner of 606,276 shares and identifying Edward C. Johnson 3d and FMR LLC as having sole dispositive power over 606,276 shares.

(5)
Includes shares of Common Stock, subject to forfeiture and restrictions on transfer, granted under Hardinge's 2002 Incentive Stock Plan as well as options to purchase shares of Common Stock exercisable within 60 days issued under these plans. Messrs. Burke, Greenlee, Hunter, Perrotti, Quain and Seymour have the right to purchase 4,500, 4,500, 4,500, 1,500, 1,500 and 1,500 shares, respectively, pursuant to such options. Messrs. Simons and Gaio have the right to purchase 11,000 and 4,333 shares, respectively, pursuant to such options. All directors and executive officers as a group hold options to purchase 33,333 such shares.

(6)
Includes shares of Common Stock held by Vanguard Fiduciary Trust Company as the trustee of Hardinge's Retirement Plan for the benefit of the members of the group, who may instruct the trustee as to the voting of such shares. If no instructions are received, the trustee votes the shares in the same proportion as it votes the shares for which instructions were received. The power to dispose of shares of Common Stock is also restricted by the provisions of the Plan. The trustee holds for the benefit of Messrs. Simons and Tifft, and all executive officers as a group, the equivalent of 804, 1,451, and 2,255 shares, respectively.

(7)
Unless otherwise indicated, does not exceed 1%.

(8)
Includes 150 shares held by Mr. Burke's spouse, as to which Mr. Burke disclaims beneficial ownership.

(9)
Includes 5,554 shares of Common Stock that are held in escrow by a creditor of Mr. Tifft as security for a promissory note in the amount of $75,000.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Hardinge's directors and certain of its officers to file reports of their ownership of Hardinge's Common Stock and of changes in such ownership with the SEC and the NASDAQ. Regulations also require Hardinge to identify in this proxy statement any person subject to this requirement who failed to file any such report on a timely basis.

        To Hardinge's knowledge, based solely on its review of the copies of such reports furnished to Hardinge and written representations that no other reports were required, during the fiscal year ended December 31, 2009, all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were met.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        Subsequent sections of this proxy statement provide specific information about compensation to the following executive officers of Hardinge (our named executive officers) for the year ended December 31, 2009 and prior years:

  •
  Richard L. Simons, age 54—President and Chief Executive Officer. Mr. Simons has served as an executive officer of Hardinge since March 2008.

  •
  Edward J. Gaio, age 56—Vice President and Chief Financial Officer, whose appointment to these positions was effective March 3, 2008.

  •
  James P. Langa, age 51—Vice President Global Engineering, Quality and Strategic Sourcing. Mr. Langa has served as an officer of Hardinge since 2007.

  •
  Douglas C. Tifft, age 55—Senior Vice President—Administration. Mr. Tifft has served as an executive officer of Hardinge since 1988.

        To supplement the information presented in the compensation tables and other data presented in this proxy statement, the following is an overview and analysis of our compensation programs and policies for our named executive officers.

Compensation Philosophy, Objectives and Methodology

        The primary goals of our executive compensation programs are:

  •
  motivation of our executive officers to cause the Company to achieve the best possible financial and operational results;

  •
  attraction and retention of high quality executives who can provide effective leadership, consistency of purpose and enduring relations with relevant stakeholders; and

  •
  alignment of long-term interests of our executive officers with those of our shareholders.

        In making decisions about total compensation to each executive officer, we consider Company performance against internal plans, Company performance within the context of our peer group, and individual performance against specific job responsibilities. Company performance is measured by revenues, earnings, return on investment and shareholder return. We do not employ a specific formula for taking any of these factors into account except that a portion of the short term incentive bonus is based on pre-established financial performance objectives. Rather, we make a subjective determination regarding total compensation packages for our executive officers after considering these factors in the aggregate.

        We benchmark our executive compensation programs against published surveys and various other sources such as proxy disclosures, executive search firms and published industry data. Our use of these sources for benchmarking purposes is incorporated into the subjective determination regarding the total compensation packages for our executive officers and principally serves to ensure that determinations made regarding these compensation packages are consistent with general compensation trends and compensation arrangements for executives at similarly situated companies. We also compare our executive compensation programs to policies and practices of other companies including Ducommun Incorporated, Flow International Corporation, Hurco Companies Inc., MTS Systems Corporation, NN, Inc., Newport Corporation and Zygo Corporation. We refer to these other companies as our "peer group" for executive compensation purposes. The companies included in our peer group were selected based on comparability to Hardinge with respect to market capitalization, sales, manufactured products and international presence.

        Finally, we evaluate the relativity of compensation among our executive officers with a view to ensure that differences properly reflect differences in title, job responsibilities, performance and seniority.

        The Compensation Committee does not rely on an external compensation consultant for the purposes of determining or recommending the amount or form of senior executive or director compensation. Hardinge obtains market data from Watson Wyatt Data Services. Watson Wyatt's data base is comprised of widely available information and is accessible to its clients generally. The Committee relies upon this data for benchmarking purposes. However, Watson Wyatt does not make recommendations to the Committee or the Company on the form, amount or design of executive compensation.

Compensation Program Components

        The significant components of our compensation program for executive officers include base salary, short term incentive bonus, long term incentive stock awards, supplemental executive retirement benefits and other benefits.

Base Salary

        Base salary is a fixed, cash component of compensation, which is reviewed and adjusted annually. The goal of this component is to provide Company executives with a stable, market-competitive base of income that is commensurate with an executive's skills, experience and contributions to the Company.

Short Term Incentive Bonus

        Short term incentive bonus is an annual cash bonus under the Company's Cash Incentive Plan that is fully at risk for the executives. For 2009, the independent directors, following the recommendation of the Compensation Committee, modified the Cash Incentive Plan to pay bonuses in the form of Company stock based upon operational targets.

Long Term Incentive Stock Awards

        Long term incentive stock awards, issued under the Company's 2002 Incentive Stock Plan, have three elements: restricted shares, performance shares and stock options. Restricted shares and stock options are primarily intended to retain executives by providing a compelling incentive for the participating executives to remain with the Company. Restricted shares and stock options also allow the Company to tie a portion of an executive's total compensation directly to increase in shareholder value.

        Performance shares are intended to motivate executives to set and achieve long range strategic plans that improve the structural performance of the business and increase its intrinsic value over a multi-year period. Performance shares vest only if the executive remains with the Company through the performance period and achieves the performance criteria specified by the Committee at the time of grant.

        Restricted shares vest over time periods that are generally longer than the vesting periods for performance shares.

        In any given year, the Compensation Committee may elect to grant restricted shares, performance shares, stock options, a combination thereof, or the Committee may elect not to make any long-term incentive stock awards, depending on the Committee's assessment of Company performance, business conditions, strategic goals and plans, executive retention risk, and aggregate holdings by executive participants in the plan.

Supplemental Executive Retirement Benefits

        Supplemental executive retirement benefits have two purposes: to offset statutory limits imposed on an executive as a participant in the Company's defined benefit pension plan, and to provide an additional incentive for retention in cases of executives with long standing company service. As of December 31, 2009, Mr. Simons was the only named executive officer participating in a supplemental executive retirement benefits plan. Mr. Simons participates in a defined contribution supplemental executive retirement benefit plan.

Other Benefits

        Miscellaneous other benefits include company car allowances, local club memberships, and compensation for relocation expenses. The primary purposes of these benefits are to recruit qualified candidates to the generally rural locations of the Company's facilities, enhance the attractiveness of these locations, and to provide convenient forums in which Company executives can meet and build good relations with customers and visitors.

Role of Executive Officers in Determining Compensation

        The Compensation Committee, which consists exclusively of independent directors, evaluates compensation matters involving our executive officers. The Compensation Committee determines all long term incentive stock awards without Board participation. With respect to all other executive compensation, the Compensation Committee recommends action, as appropriate, to the independent directors. The chief executive officer plays an active role in preparing information for the Committee's review and in preparing recommendations for the Committee's and the independent directors' consideration.

        For the chief executive officer and other executive officers, the Committee evaluates, establishes, and recommends to the independent directors the base salary and targets and awards under the Cash Incentive Plan. The chief executive officer contributes to the establishment of both short term and other performance goals and objectives; however, the Committee independently assesses, and adjusts as appropriate, all performance goals and objectives before referring them to the independent directors for approval.

        The chief executive officer is not present during the Compensation Committee's deliberations of its recommendations to the independent directors with respect to the chief executive officer's compensation. Likewise, the independent directors' determination of the chief executive officer's compensation occurs outside the presence of the chief executive officer.

2009 Compensation of Executive Officers

        On December 8, 2008, the Compensation Committee approved base salary increases for Messrs. Gaio, Langa and Tifft. Effective January 1, 2009, Mr. Gaio's base salary increased 7.3% from $205,000 to $220,000, Mr. Langa's salary increased 3.0% from $200,000 to $206,000 and Mr. Tifft's salary increased 3.1% from $178,500 to $184,000. The Committee's adjustment to Mr. Gaio's base salary was intended to bring Mr. Gaio's base salary within the Company's target range for the position of Chief Financial Officer.

        In February 2009, in response to deteriorating business conditions and consistent with the Company's resultant cost reduction initiative, the base salaries of Messrs. Simons, Gaio, Langa and Tifft were reduced by 5%. In May, 2009, the Board effected another 5% decrease to the base salaries of Messrs. Simons, Gaio, Langa and Tifft.

        On February 20, 2009, the Compensation Committee, pursuant to the Company's 2002 Incentive Stock Plan, awarded to each of Messrs. Gaio, Langa and Tifft 5,000 restricted shares. These awards are long term incentive awards intended to retain the services of the executives during a time when their base salaries have been reduced. These awards were not conditioned upon the achievement of performance-based targets. These shares vest ratably over three years. With certain exceptions, each executive officer's share award is subject to complete forfeiture if prior to February 20, 2012, he voluntarily terminates employment with the Company or is terminated for cause.

        On March 11, 2009, the Compensation Committee recommended to the independent members of the Board of Directors terms and conditions for 2009 bonuses (payable in 2010) under the Company's Cash Incentive Plan. The independent directors adopted the Compensation Committee's recommendations. Participants in the 2009 Cash Incentive Plan include Messrs. Simons, Gaio and Tifft. Each participant was eligible to earn a bonus payable in shares of the Company's common stock based on the Company's performance against an established objective for the Company's earnings before interest, depreciation and amortization for 2009 ("EBIDA"). Target bonuses per Messrs. Simons, Gaio and Tifft were 43,000 shares, 23,500 shares and 17,175 shares, respectively. Bonuses may be less than the target bonuses, proportionately, to the extent the Company's actual EBIDA was less than the established EBIDA objective, provided, however, that no bonuses will be paid if the Company failed to meet minimum EBIDA objectives adopted by the independent directors.

        In 2009 the Company failed to meet the minimum EBIDA objectives. As a result, no awards will be paid to our executive officers under the 2009 Cash Incentive Plan.

        In December 2008, the Company made awards of performance shares to Messrs. Simons, Gaio, Langa and Tifft in the total amounts of 15,000 shares, 8,000 shares, 5,000 shares and 8,000 shares, respectively. The awards represent the total target award for each executive officer if the Company attains its EBITDA objectives in 2009, 2010 and 2011. Each executive officer's target performance share award is subject to adjustment based on the Company's EBITDA in each such year. The range of potential adjustments during the three year period is from complete forfeiture of the target performance share award to a final award not exceeding 120% of the target award. Each executive officer's performance share award is also subject to complete forfeiture if prior to December 31, 2011 he voluntarily terminates employment with the Company or is terminated for cause. The EBITDA objectives for 2009 were not attained and therefore, no performance shares were contingently allocated to our executive officers. Messrs. Simons, Gaio, Langa and Tifft will have an opportunity to earn performance shares under this arrangement based on the Company's EBITDA in 2010 and 2011.

        During 2009, the Company contributed $11,237 on behalf of Mr. Simons in connection with his active participation in a Company defined contribution supplemental executive retirement benefit plan.

2010 Compensation Matters

        No salary increases and no cash incentive programs have been approved for 2010 due to the difficult outlook for the machine tool industry and its anticipated ongoing negative impact on the Company's performance.

        On January 6, 2010, the Company's Compensation Committee approved restricted common stock awards pursuant to the Company's 2002 Incentive Stock Plan to Messrs. Simons, Gaio, Langa and Tifft of 16,100 restricted shares, 8,800 restricted shares, 8,240 restricted shares and 7,400 restricted shares, respectively. The awarded shares vest ratably over a three-year period and are intended to be a retention incentive. The shares are forfeited if the recipient voluntarily leaves the Company during the three-year period. These awards were not conditioned upon the achievement of performance-based targets.

 Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)		Stock Awards ($) (e)(1)		Option Awards ($) (f)(2)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value ($) (h)		All Other Compensation ($) (i)		Total ($) (j)
Richard L. Simons,	2009	299,813	—		—		—	—	35,840	(3)	14,721	(4)	350,374
President and Chief Executive Officer	2008	251,392	50,000	(5)	565,800	(6)	79,200	—	22,887	(7)	41,309		1,010,588
Edward J. Gaio,	2009	202,950	—		16,900		—	—	—		40,303	(8)	260,153
Vice President and Chief Financial Officer	2008	202,500	—		30,720	(9)	31,200	—	—		86,398		350,818
James P. Langa,	2009	190,035	—		16,900		—	31,288	—		17,762	(10)	255,985
Vice President Global Engineering, Quality and Strategic Sourcing
Douglas C. Tifft,	2009	169,740	—		16,900		—	—	48,882	(11)	5,614		241,136
Senior Vice President—	2008	178,500	—		30,720	(12)	—	—	41,625	(11)	4,864		255,709
Administration/Assistant Secretary	2007	171,600	—		88,300		—	15,444	177		5,191		280,712

(1)
The amounts shown represent the aggregate grant date fair value of the restricted stock awarded to the executive officers computed in accordance with FASB ASC Topic 718. See the notes to the Company's financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2009 for a discussion of the assumptions used to value stock awards.

(2)
The option award amounts shown represent the aggregate grant date fair value of the options computed in accordance with FASB ASC Topic 718. The fair value of the options on grant date was estimated using the Black-Scholes option pricing model with the following weighted average assumptions: risk free interest rate of 1.27%, dividend yield of 1.04%, a volatility factor of 64.14% and a weighted average expected life of 10 years.

(3)
Amount includes an increase of $24,603 attributable to the increase in the present value of the accumulated benefit under the Hardinge Inc. Pension Plan and $11,237 contributed by the Company on behalf of Mr. Simons with respect to the nonqualified defined contribution supplemental executive retirement plan in which Mr. Simons is a participant.

(4)
Amount includes automobile allowance, costs of a medical examination, club membership, and contributions under the Company's deferred contribution plan.

(5)
Paid upon Mr. Simons' commencement of employment in March 2008 as an inducement to rejoin the Company.

(6)
Amount consists of (i) an award of common stock as a long-term incentive award under the Company's 2002 Incentive Stock Plan valued at $508,200 and (ii) an award of performance shares (the "Performance Share Award") valued at $57,600, subject to adjustment based upon the Company's performance against an EBITDA target in 2009, 2010 and 2011. With respect to the Performance Share Award, the value of the award reflected in the table assumes achievement of the target EBITDA amount. Assuming the achievement by the Company of the highest level of performance conditions with respect to the Performance Share Award, the value of the Performance Share Award as of the grant date is $69,120.

(7)
Amount includes an increase of $18,502 attributable to the increase in the present value of the accumulated benefit under the Hardinge Inc. Pension Plan and $4,385 contributed by the Company on behalf of Mr. Simons with respect to the nonqualified defined contribution supplemental executive retirement plan in which Mr. Simons is a participant.

(8)
Includes compensation for relocation expenses paid to Mr. Gaio in 2009 in the amount of $27,214. The balance consists of automobile allowance, costs of a medical examination and contributions under the Company's defined contribution plan.

(9)
Amount represents an award of performance shares, subject to adjustment based upon the Company's performance against an EBITDA target in 2009, 2010 and 2011. With respect to this award, the value of the award reflected in the table assumes achievement of the target EBITDA amount. Assuming the achievement by the Company of the highest level of performance conditions with respect to this award, the value of the award as of the grant date is $36,864.

(10)
Amount includes automobile allowance, costs of a medical examination and contributions under the Company's defined contribution plan.

(11)
Reflects increase in the present value of the accumulated benefit under the Hardinge Inc. Pension Plan.

(12)
Amount represents an award of performance shares, subject to adjustment based upon the Company's performance against an EBITDA target in 2009, 2010 and 2011. With respect to this award, the value of the award reflected in the table assumes achievement of the target EBITDA amount. Assuming the achievement by the Company of the highest level of performance conditions with respect to this award, the value of the award as of the grant date is $36,864.

Grants of Plan-Based Awards(1)

								All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(2)					Exercise or Base Price of Option Awards ($/sh) (k)	Grant Date Fair Value of Stock Accrued ($)(3) (l)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold ($) (f)	Target ($) (g)	Maximum ($) (h)
Richard L. Simons	—	—	—	—	—	—	—	—	—	—	—
Edward J. Gaio	2/20/2009	—	—	—	—	—	—	5,000	—	—	16,900
James P. Langa	2/20/2009	—	—	—	—	—	—	5,000	—	—	16,900
Douglas C. Tifft	2/20/2009	—	—	—	—	—	—	5,000	—	—	16,900

(1)
All equity-based awards were made under the Company's 2002 Incentive Stock Plan.

(2)
Under the terms of the Company's 2009 Cash Incentive Plan, Messrs. Simons, Gaio and Tifft were eligible to earn a bonus based on the Company's performance against an established objective for the Company's earnings before interest, depreciation and amortization (EBIDA) for 2009. The bonuses were payable in shares of the Company's common stock. In 2009, the Company failed to the meet the minimum EBIDA objectives and, as a result, no awards will be paid to Messrs. Simons, Gaio or Tifft under the 2009 Cash Incentive Plan.

(3)
Amount reflects the grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. See the notes to the Company's financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2009 for a discussion of the assumptions used to value stock awards.

        The Company's Cash Incentive Plan for 2009 provided an opportunity for Messrs. Simons, Gaio and Tifft to earn shares of common stock based on the Company's performance against EBIDA targets for 2009. The minimum targets were not obtained and no awards will be made under the 2009 Cash Incentive Plan.

        In December 2008, the Company made awards of performance shares to Messrs. Simons, Gaio, Langa and Tifft in the total amounts of 15,000 shares, 8,000 shares, 5,000 shares and 8,000 shares, respectively. The awards represent the total target awards for each executive officer if the Company attains its EBITDA objectives in 2009, 2010 and 2011. Each executive officer's target performance share award is subject to adjustment based on the Company's EBITDA in each such year. The range of potential adjustments during the three year period is from complete forfeiture of the target performance share award to a final award not exceeding 120% of the target award. Each executive officer's performance share award is also subject to complete forfeiture if prior to December 31, 2011 he voluntarily terminates employment with the Company or is terminated for cause. The EBITDA objectives for 2009 were not attained and therefore, no performance shares were contingently allocated to our executive officers. Messrs. Simons, Gaio and Tifft will have an opportunity to earn performance shares under this arrangement based on the Company's EBITDA in 2010 and 2011.

        On February 20, 2009, the Compensation Committee, pursuant to the Company's 2002 Incentive Stock Plan, awarded to each of Messrs. Gaio, Langa and Tifft 5,000 restricted shares. These awards are long term incentive awards intended to retain the services of the executives during a time when their base salaries have been reduced. These awards were not conditioned upon the achievement of performance-based targets. These shares vest ratably over three years. With certain exceptions, each executive officer's share award is subject to complete forfeiture if prior to February 20, 2012, he voluntarily terminates employment with the Company or is terminated for cause.

 Outstanding Equity Awards At Fiscal Year-End

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Richard L. Simons	11,000	22,000	—	3.84	12/07/2018	57,000	(1)	313,500	—	—
Edward J. Gaio	4,333	8,667	—	3.84	12/07/2018	15,000	(2)	82,500	—	—
James P. Langa	—	—	—	—	—	13,500	(3)	74,250	—	—
Douglas C. Tifft	—	—	—	—	—	26,500	(4)	145,750	—	—

(1)
Reflects awards of common stock to Mr. Simons that vest as follows: 20,500 restricted shares on March 2, 2011, 15,000 performance shares on December 31, 2011 and 21,500 restricted shares on March 2, 2012. The 15,000 performance shares are subject to adjustment based on the Company's performance against an EBITDA target in 2009, 2010 and 2011. See Narrative accompanying Grants of Plan-Based Awards table on page 23.

(2)
Reflects awards of common stock to Mr. Gaio that vest as follows: 8,000 performance shares on December 31, 2011, 5,000 restricted shares on February 20, 2012, and 2,000 restricted shares on February 20, 2013. The 8,000 performance shares are subject to adjustment based on the Company's performance against an EBITDA target in 2009, 2010 and 2011. See Narrative accompanying Grants of Plan-Based Awards table on page 23.

(3)
Reflects awards of common stock to Mr. Langa that vest as follows: 5,000 performance shares on December 31, 2011, 5,000 restricted shares on February 20, 2012 and 3,500 restricted shares on November 5, 2013. The 5,000 performance shares are subject to adjustment based on the Company's performance against an EBITDA target in 2009, 2010 and 2011. See Narrative accompanying Grants of Plan-Based Awards table on page 23.

(4)
Reflects awards of common stock to Mr. Tifft that vest as follows: 5,000 restricted shares on January 21, 2011, 3,500 restricted shares on March 7, 2011, 8,000 performance shares on December 31, 2011, 5,000 restricted shares on February 20, 2012 and 5,000 restricted shares on February 20, 2013. The 8,000 performance shares are subject to adjustment based on the Company's performance against an EBITDA target in 2009, 2010 and 2011. See Narrative accompanying Grants of Plan-Based Awards table on page 23.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Richard L. Simons	—	—	—	—
Edward J. Gaio	—	—	—	—
James P. Langa	—	—	—	—
Douglas C. Tifft	—	—	4,000	17,360

 Pension Benefits

Name (a)	Pension Plan (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
Richard L. Simons	Hardinge Inc.
	Pension Plan	22.0833	$223,924	—
Edward J. Gaio	—	—	—	—
James P. Langa	—	—	—	—
Douglas C. Tifft	Hardinge Inc.
	Pension Plan	31.0833	$331,349	—

        The Pension Benefits table provides information regarding the number of years of credited service, the present value of accumulated benefits, and payments made during the last fiscal year with respect to the Pension Plan of Hardinge, Inc. (the "Pension Plan").

        The Pension Plan is a broad based, tax-qualified defined benefit pension plan, which provides a benefit upon retirement to eligible employees of the Company. All United States employees except employees hired or rehired after February 29, 2004 are eligible to participate. Messrs. Simons and Tifft are participants in the Pension Plan. Messrs. Gaio and Langa are not. Benefits are based upon years of service with the Company, basic rate of pay on December 1, 1993 and compensation paid after November 30, 1993. The service amounts shown in the table above represent actual years of credited service with the Company. Among the named executive officers, only Mr. Tifft has received a grant of additional years of credited service under the Pension Plan for 2009. Mr. Tifft has been granted 0.4583 years of credited service under the Pension Plan for 2009, as grants of additional benefits under the Pension Plan were suspended on June 15, 2009. Mr. Simons is a participant with vested service through the date of termination of his prior employment with the Company in July 2005. Since his return to the Company in March 2008, Mr. Simons has not accrued, and will not accrue, additional years of credited service under the Pension Plan

        The Pension Plan offers several forms of benefit payments, including a life annuity option, 50%, 75% and 100% joint and survivor options, and 10-year and 5-year certain and life annuity options. Each option available under the Pension Plan is actuarially equivalent except that the 50%, 75% and 100% joint and survivor options are subsidized if the contingent beneficiary is the participant's spouse.

        The pension benefit is a monthly payment equal to one-twelfth (1/12th) of the sum of two products: The first product is 1 1/4% multiplied times the participant's basic rate of pay on December 1, 1993 multiplied times his number of years of credited service (plus any fraction of a year) through November 30, 1993. The second product is 1 1/2% multiplied times the participant's compensation paid after November 30, 1993. Basic rate of pay on December 1, 1993 excludes bonuses. Compensation paid after November 30, 1993 includes salary but excludes bonuses other than retention bonuses.

        The pension benefit described above is payable in the form of a life annuity beginning on the participant's normal retirement date which is the first day of the month on or after his 65th birthday. The amount of monthly payment will be adjusted if the benefit is paid in a form other than a life annuity or if payments begin before the normal retirement date. Several forms of early retirement pension benefits are available under the Pension Plan.

        Participants are fully vested in their Pension Plan benefit after completing five years of service. A preretirement survivor annuity equal to the 50% survivor annuity payable under the 50% joint and survivor option will be payable to a surviving spouse if the participant dies before the commencement of benefit payments but after completing at least five years of service.

        As of December 31, 2009, Mr. Simons is the only active executive officer participating in a supplemental executive retirement plan (SERP). Mr. Simons is currently participating in a defined contribution SERP. In 2009, $11,237 was contributed to the defined contribution SERP for the benefit of Mr. Simons.

Potential Payments Upon Termination or Change in Control

        The Company has entered into written employment contracts with Messrs. Simons, Gaio and Tifft. The initial term of each employment agreement is two years, with automatic, successive one-year extensions unless either party provides the other with 60 days' prior notice of termination. In the case of a change of control (as such term is defined in the employment agreements), the term of each executive's employment agreement will be automatically extended for a period of two years following the date of the change of control. If, prior to a change of control, an executive is terminated without cause or resigns for good reason, he will be entitled to payments equal to his base salary for the greater of six months or the remainder of the current term and to health insurance benefits during such period. If an executive is terminated without cause or resigns for good reason within six months after a change of control, or resigns for any reason more than six months following a change of control, he will be entitled (i) to receive payments equal to one and one-half times the sum of his base salary in effect immediately prior to his termination or resignation (or as in effect immediately prior to the change of control, if higher) and his average annual bonus for the three years preceding the change of control, and (ii) to participate, at the Company's expense, in the Company's welfare benefit plans for a period of three years following his resignation or termination. Such cash payments are subject to reduction to the extent necessary to prevent any amounts or benefits due from being deemed "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code. In addition, under certain circumstances of termination, as more fully described in the tables below, some long term incentive awards become fully vested.

        The Company has also entered into an agreement with Mr. Langa which provides that if Mr. Langa's employment is terminated by the Company as a result of a change of control, Mr. Langa will be entitled to payments equal to his base salary for six months.

        The following tables summarize the value of the termination payments and benefits that our named executive officers would receive if they had terminated employment on December 31, 2009 under the circumstances shown. The tables exclude (i) amounts accrued through December 31, 2009 that would be paid in the normal course of continued employment, such as accrued but unpaid salary; (ii) benefits under the Pension Plan and SERP, which benefits are described under the caption "Pension Benefits", none of which are enhanced or accelerated by any termination event; and (iii) termination arrangements generally available to all of the Company's salaried employees.

Richard L. Simons

	Resignation Without Good Reason Prior to a Change of Control ($)	Death ($)	Disability ($)	Retirement ($)	Termination Without Cause or Resignation for Good Reason Prior to Change of Control ($)		Termination For Cause ($)	Termination Without Cause or Resignation for Good Reason Within Six Months After Change of Control ($)		Resignation for any Reason More Than Six Months After a Change of Control ($)
Cash Severance	—	—	—	—	146,656	(1)	—	477,470	(2)	477,470	(2)
Acceleration of Unvested Restricted Stock(3)	—	231,000	231,000	—	67,144	(4)	—	231,000		231,000
Acceleration of Unvested Stock Options(5)	—	—	—	—	—		—	36,520		36,520
Health Coverage(6)	—	—	—	—	5,604		—	33,621		33,621

(1)
Amount equal to six months base salary is paid in a lump sum. The remainder, if applicable, is paid in installments commencing on the first payroll date after the expiration of six months.

(2)
Amount equal to six months base salary and the portion of the payment based on bonus is paid in a lump sum. The remainder is paid in installments commencing on the first payroll date after the expiration of six months.

(3)
Reflects 42,000 unvested restricted shares and a closing market price of $5.50 for the Company's common stock on December 31, 2009. Under the terms of the applicable award agreements, restricted shares immediately vest on death, termination due to disability or, following a change of control or termination without cause. The Company's Compensation Committee has discretion to accelerate the vesting of restricted shares under other circumstances of termination of employment.

(4)
To clarify with respect to the amount disclosed in the table, under the terms of the applicable award agreements, unless the Company's Compensation Committee exercises its discretion to allow vesting of an award of restricted stock, all of the restricted shares granted pursuant to an award will be forfeited in the event of a resignation for good reason prior to completion of three years from the date of such award grant.

(5)
Reflects options to purchase 22,000 shares of the Company's common stock at an exercise price of $3.84 per share and a closing market price of $5.50 for the Company's common stock on December 31, 2009. Such options are unvested at December 31, 2009 but would vest immediately upon a change of control.

(6)
Under Mr. Simons' employment agreement, he is entitled to six months of health insurance coverage upon termination without cause or resignation for good reason, or thirty-six months of health insurance coverage if a termination without cause or resignation occurs after a change of control.

 Edward J. Gaio

	Resignation Without Good Reason Prior to a Change of Control ($)	Death ($)	Disability ($)	Retirement ($)	Termination Without Cause or Resignation for Good Reason Prior to Change of Control ($)		Termination For Cause ($)	Termination Without Cause or Resignation for Good Reason Within Six Months After Change of Control ($)		Resignation for any Reason More Than Six Months After a Change of Control ($)
Cash Severance	—	—	—	—	99,275	(1)	—	304,425	(2)	304,425	(2)
Acceleration of Unvested Restricted Stock(3)	—	38,500	38,500	—	2,200	(4)	—	38,500		38,500
Acceleration of Unvested Stock Options(5)	—	—	—	—	—		—	14,387		14,387
Health Coverage(6)	—	—	—	—	5,604		—	33,621		33,621

(1)
Amount equal to six months base salary is paid in a lump sum. The remainder, if applicable, is paid in installments commencing on the first payroll date after the expiration of six months.

(2)
Amount equal to six months base salary and the portion of the payment based on bonus is paid in a lump sum. The remainder is paid in installments commencing on the first payroll date after the expiration of six months.

(3)
Reflects 7,000 unvested restricted shares and a closing market price of $5.50 for the Company's common stock on December 31, 2009. Under the terms of the applicable award agreements, restricted shares immediately vest on death, termination due to disability or, following a change of control, termination without cause or resignation. The Company's Compensation Committee has discretion to accelerate the vesting of restricted shares under other circumstances of termination of employment.

(4)
To clarify with respect to the amount disclosed in the table, under the terms of the applicable award agreements, unless the Company's Compensation Committee exercises its discretion to allow vesting of an award of restricted stock, all of the restricted shares granted pursuant to an award will be forfeited in the event of a resignation for good reason prior to the completion of three years from the date of such award grant.

(5)
Reflects options to purchase 8,667 shares of the Company's common stock at an exercise price of $3.84 per share and a closing market price of $5.50 for the Company's common stock on December 31, 2009. Such options are unvested at December 31, 2009 but would vest immediately upon a change of control.

(6)
Under Mr. Gaio's employment agreement, he is entitled to six months of health insurance coverage upon termination without cause or resignation for good reason, or thirty-six months of health insurance coverage if a termination without cause or resignation occurs after a change of control.

 James P. Langa(1)

	Resignation Without Good Reason Prior to a Change of Control ($)	Death ($)	Disability ($)	Retirement ($)	Termination Without Cause or Resignation for Good Reason Prior to Change of Control ($)		Termination For Cause ($)	Termination Without Cause or Resignation for Good Reason Within Six Months After Change of Control ($)	Resignation for any Reason More Than Six Months After a Change of Control ($)
Acceleration of Unvested Restricted Stock(2)	—	46,750	46,750	—	3,850	(3)	—	46,750	46,750

(1)
If Mr. Langa's employment is terminated by the Company as a result of a change of control, Mr. Langa will be entitled to cash severance payments equal to $92,958, which is an amount equal to his base salary for six months. This cash severance amount is to be paid to Mr. Langa within sixty days of the termination of Mr. Langa's employment with the Company.

(2)
Reflects 8,500 unvested restricted shares and a closing market price of $5.50 for the Company's common stock on December 31, 2009. Under the terms of the applicable award agreements, restricted shares immediately vest on death, termination due to disability or, following a change of control, termination without cause or resignation. Upon termination without cause prior to a change of control, a portion of the restricted shares vest. The Company's Compensation Committee has discretion to accelerate the vesting of restricted shares under other circumstances of termination of employment.

(3)
To clarify with respect to the amount disclosed in the table, under the terms of the applicable award agreements, unless the Company's Compensation Committee exercises its discretion to allow the vesting of an award of restricted stock, all of the restricted shares granted pursuant to an award will be forfeited in the event of a resignation for good reason prior to the completion of three years from the date of such award grant.

 Douglas C. Tifft

	Resignation Without Good Reason Prior to a Change of Control ($)	Death ($)	Disability ($)	Retirement ($)	Termination Without Cause or Resignation for Good Reason Prior to Change of Control ($)		Termination For Cause ($)	Termination Without Cause or Resignation for Good Reason Within Six Months After Change of Control ($)		Resignation for any Reason More Than Six Months After a Change of Control ($)
Cash Severance	—	—	—	—	83,030	(1)	—	256,812	(2)	256,812	(2)
Acceleration of Unvested Restricted Stock(3)	—	101,750	101,750	—	29,332	(4)	—	101,750		101,750
Life Insurance(5)	—	283,019	94,294	94,294	—		—	—		—
Health Coverage(6)	—	—	—	—	5,604		—	33,621		33,621

(1)
Amount equal to six months base salary is paid in a lump sum. The remainder, if applicable, is paid in installments commencing on the first payroll date after the expiration of six months.

(2)
Amount equal to six months base salary and the portion of the payment based on bonus is paid in a lump sum. The remainder is paid in installments commencing on the first payroll date after the expiration of six months.

(3)
Reflects 18,500 unvested restricted shares and a closing market price of $5.50 for the Company's common stock on December 31, 2009. Under the terms of the applicable award agreements, restricted shares immediately vest on death, termination due to disability or, following a change of control, termination without cause or resignation. Upon termination without cause prior to a change of control, a portion of the restricted shares vest. The Company's Compensation Committee has discretion to accelerate the vesting of restricted shares under other circumstances of termination of employment.

(4)
To clarify with respect to the amount disclosed in the table, under the terms of the applicable award agreements, unless the Company's Compensation Committee exercises its discretion to allow vesting of an award of restricted stock, all of the restricted shares granted pursuant to an award will be forfeited in the event of a resignation for good reason prior to three years from the date of such award grant.

(5)
The Company is the owner and beneficiary of two life insurance policies insuring the life of Mr. Tifft. Pursuant to an agreement between Mr. Tifft and the Company, upon Mr. Tifft's death, all proceeds are payable to Mr. Tifft's beneficiaries. Upon Mr. Tifft's retirement or disability, he is entitled to the policies or the cash value of the policies.

(6)
Under Mr. Tifft's employment agreement, he is entitled to six months of health insurance coverage upon termination without cause or resignation for good reason, or thirty-six months of health insurance coverage if a termination without cause or resignation occurs after a change of control.

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries. In addition, no member of the Compensation Committee had any relationships with the Company or any other entity that require disclosure under the proxy rules and regulations promulgated by the SEC.

Compensation Committee Report

        The Compensation Committee of the Board of Directors oversees the executive compensation programs of Hardinge on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with Hardinge's management the Compensation Discussion and Analysis included in this proxy statement.

        Based on the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in Hardinge's Annual Report on Form 10-K for the Year ended December 31, 2009 and in this proxy statement.

Members of the Compensation Committee: Daniel J. Burke (Chairman) Mitchell I. Quain Kyle H. Seymour

        This report shall not be deemed to be incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed to be filed under such acts.

 Director Compensation

        The Company's compensation arrangements for directors who are not also full-time employees of the Company are as follows:

Director Compensation Arrangements
Director Fees	$35,000 per year, $24,500 of which is paid in shares of the Company's Common Stock and $10,500 of which is paid in shares or cash, at the director's election. Entire fee is paid at the beginning of the year.
Committee Chair Fees
$8,000 per year for the Chairman of the Audit Committee; $4,000 per year for the Chairman of other committees. Entire fee is paid at the beginning of the year. In January 2010, all such fees for Committee Chairmen were reduced by 10%.
Meeting Fees	$1,500 for each board meeting attended prior to May 2009; $1,000 for each committee meeting attended prior to May 2009. In May 2009, all such meetings fees were reduced by 10%.

        In addition, Mr. Seymour, who is not an officer of Hardinge, was paid $84,000 in 2009 for his service as Chairman of the Company's Board of Directors.

        The following table presents the compensation provided by Hardinge to non-employee directors for the fiscal year ended December 31, 2009:

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Total ($)
Daniel J. Burke	31,400		29,750	61,150
Douglas A. Greenlee	37,550		24,500	62,050
J. Philip Hunter	18,152	(2)	34,998	53,150
John J. Perrotti	39,650		24,500	64,150
Mitchell I. Quain	21,252		34,998	56,250
Kyle H. Seymour	111,452		29,998	141,450

(1)
Represents the aggregate grant date fair value of stock awards determined in accordance with FASB ASC Topic 718. See the notes to the Company's financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2009 for a discussion of the assumptions used to value stock awards. The number of shares awarded to each director in 2009 is as follows: Mr. Burke, 6,855; Mr. Greenlee, 5,645; Mr. Hunter, 8,064; Mr. Perrotti, 5,645; Mr. Quain, 8,064; and Mr. Seymour, 6,912.

(2)
Does not include $20,700 paid to Mr. Hunter for his service as Corporate Secretary.

        Non-employee directors receive no other form of compensation such as stock option awards, incentive pay, or retirement benefits. They are reimbursed for expenses (including costs of travel, food and lodging) incurred in attending Board, committee and shareholder meetings and also reimbursed for reasonable expenses associated with other Hardinge business activities. Hardinge also pays premiums on directors' and officers' liability insurance policies covering directors.

COMPENSATION RISK ASSESSMENT

        The Compensation Committee, at its meeting of March 3, 2010, considered the Company's compensation policies and practices and concluded that they are not reasonably likely to have a material adverse effect on the Company.

TRANSACTIONS WITH RELATED PERSONS

        The Company recognizes that transactions between the Company and its directors or executives can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its shareholders. Therefore, as a general matter and in accordance with the Company's Code of Ethics for Directors and Executive Officers and the Company's Code of Conduct for Senior Financial Officers, it is the Company's preference to avoid such transactions. Nevertheless, the Company recognizes that there are situations where such transactions may be in, or may not be inconsistent with, the best interests of the Company. Therefore, the Company has adopted a formal policy which requires the Company's Nominating and Governance Committee to review and, if appropriate, to approve or ratify any transactions in which a director, executive officer, or a family member thereof has a material interest. Pursuant to the policy, the Nominating and Governance Committee will review any such transaction in which the Company is or will be a participant and the amount involved exceeds $100,000. After its review the Committee will only approve or ratify those transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Committee determines in good faith.

 OTHER MATTERS

        The Board of Directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the shareholders arise, the persons designated as proxies will vote the shares of Common Stock represented by the proxies in accordance with their judgment on such matters. The cost of soliciting proxies will be borne by the Company. In addition to solicitations by mail, some of the directors, officers and regular employees of the Company may conduct additional solicitations by telephone and personal interviews without remuneration. The Company may also request nominees, brokerage houses, custodians and fiduciaries to forward soliciting material to beneficial owners of stock held of record and will reimburse such persons for any reasonable expense.

        The Company has purchased insurance from Illinois National Insurance Company providing for reimbursement of directors and officers of the Company and its subsidiary companies for costs and expenses incurred by them in actions brought against them in connection with their actions as directors or officers, including actions as fiduciaries under the Employee Retirement Income Security Act of 1974. The insurance coverage expires on June 1, 2010 and costs $237,000 on an annualized basis, which was paid by the Company. It is anticipated that similar policies will be purchased effective upon termination of such coverage.

        Financial statements for the Company and its consolidated subsidiaries are included in Hardinge Inc.'s Annual Report to shareholders for the year 2009 which was mailed to our shareholders on or about March 31, 2010.

        A COPY OF HARDINGE INC.'S 2009 ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE WITHOUT CHARGE TO THOSE STOCKHOLDERS WHO WOULD LIKE MORE DETAILED INFORMATION CONCERNING HARDINGE. TO OBTAIN A COPY, PLEASE WRITE TO: BETH TRANTER, ASSISTANT TREASURER, HARDINGE INC., ONE HARDINGE DRIVE, ELMIRA, NY 14902. THE 10-K IS ALSO AVAILABLE ON THE COMPANY'S WEBSITE (www.hardinge.com).

BY ORDER OF THE BOARD OF DIRECTORS, HARDINGE INC. J. PHILIP HUNTER Secretary

        Dated: March 31, 2010

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 015XWA + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A For Against Abstain 1. Election of Class I Directors: For Withhold Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2. 01 - Mitchell I. Quain 2. Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditor for 2010. 3 1 C V 02 - Kyle H. Seymour 03 - Richard L. Simons For Withhold For Withhold Please check box if you plan on attending the Annual Meeting on May 4, 2010. Change of Address — Please print new address below. MMMMMMM NNNNNNNNNNNN NNNNNNNNNNNNNNN 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 0 2 4 8 6 7 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNNNN C 1234567890 J N T C123456789 1234 5678 9012 345 [1]IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.[1] Vote by Internet • Log on to the Internet and go to www.investorvote.com/HDNG • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 3, 2010.

Proxy — Hardinge Inc. Proxy Solicited by Board of Directors of Hardinge Inc. for the Annual Meeting May 4, 2010 The undersigned hereby constitutes and appoints Daniel J. Burke and John J. Perrotti, and each of them, the undersigned’s true and lawful agent and proxy with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Hardinge Inc. (the “Company”) to be held at the Company’s corporate headquarters, One Hardinge Drive, Elmira, New York, on Tuesday, May 4, 2010 at 9:00 a.m., local time, and at any adjournments or postponements thereof, with all powers the undersigned would possess, if then and there personally present, on all matters properly coming before said Annual Meeting, including but not limited to the matters set forth on the reverse side. You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. Your proxy cannot be voted unless you sign, date and return this card or follow the instructions below for telephone or internet voting. This proxy when properly executed will be voted in the manner directed herein and will be voted in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting. If no direction is made, this proxy will be voted FOR the listed nominees and proposal 2. PLEASE DATE, SIGN, AND MAIL THIS PROXY TODAY IN THE ENCLOSED ENVELOPE. IF NO BOXES ARE MARKED, THIS PROXY WILL BE VOTED IN THE MANNER DESCRIBED ABOVE. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 4, 2010. The Proxy Statement, Notice of 2010 Annual Meeting of Shareholders, Form of Proxy and the Annual Report to Shareholders is available at www.hardinge.com/2010proxy Note to Beneficial Owners To our shareholders owning shares held in “street name” through an account at a brokerage firm, bank or similar institution, please note that new stock exchange rules no longer permit the institution to vote on your behalf with respect to uncontested elections of directors if you do not instruct the institution how to vote your shares. Therefore, we urge our street name holders to submit voting instructions to your broker, bank or other nominee. [1]IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.[1]

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 015XYB + Annual Meeting Proxy Card - Retirement Plan . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A For Against Abstain 1. Election of Class I Directors: For Withhold Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2. 01 - Mitchell I. Quain 2. Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditor for 2010. 3 1 C V 02 - Kyle H. Seymour 03 - Richard L. Simons For Withhold For Withhold Please check box if you plan on attending the Annual Meeting on May 4, 2010. Change of Address — Please print new address below. MMMMMMM NNNNNNNNNNNN NNNNNNNNNNNNNNN 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 0 2 4 8 6 7 3 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNNNN C 1234567890 J N T C123456789 1234 5678 9012 345 [1]IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.[1] Vote by Internet • Log on to the Internet and go to www.investorvote.com/HDNG • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 5:00 p.m., Central Time, on April 28, 2010.

Proxy — Hardinge Inc. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 4, 2010. The Proxy Statement, Notice of 2010 Annual Meeting of Shareholders, Form of Proxy and the Annual Report to Shareholders is available at www.hardinge.com/2010proxy Proxy Solicited by Board of Directors of Hardinge Inc. for the Annual Meeting May 4, 2010 Hardinge Inc. Retirement Plan The undersigned hereby constitutes and appoints Vanguard Fiduciary Trust Company, as Trustee under the Hardinge Inc. Retirement Plan, his or her true and lawful agent and proxy with full power of substitution for all shares of Common Stock the undersigned has the power to direct the vote under said Plan, to represent the undersigned at the Annual Meeting of Stockholders of Hardinge Inc. (the “Company”) to be held at the Company’s corporate headquarters, One Hardinge Drive, Elmira, New York, on Tuesday, May 4, 2010 at 9:00 a.m., local time, and at any adjournments or postponements thereof, with all powers the undersigned would possess, if then and there personally present, on all matters properly coming before said Annual Meeting, including but not limited to the matters set forth on the reverse side. The undersigned hereby directs Vanguard Fiduciary Trust Company as Trustee of the Plan to vote all shares of Common Stock in the undersigned’s accounts under said Plan in accordance with the instructions given herein. Pursuant to the terms of the Plan, the Trustee of the Plan will vote all shares of Common Stock held in the undersigned’s name for which voting instructions have not been received on or before April 28, 2010 in the same proportion as those Plan shares for which it has received instructions. You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. This proxy when properly executed will be voted in the manner directed herein and will be voted in the discretion of the Plan Trustee upon such other matters as may properly come before the Annual Meeting. If no direction is made, this proxy will be voted FOR the listed nominees and proposal 2. PLEASE DATE, SIGN, AND MAIL THIS PROXY TODAY IN THE ENCLOSED ENVELOPE. IF NO BOXES ARE MARKED, THIS PROXY WILL BE VOTED IN THE MANNER DESCRIBED ABOVE. [1]IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.[1]